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                                                                    EXHIBIT 4.01


                           ARTICLES OF INCORPORATION

                                       OF

                             SUNLIGHT SYSTEMS, LTD.



KNOW ALL MEN BY THESE PRESENTS:

That the undersigned incorporator, being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Nevada, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada these Articles of Incorporation:

                                   ARTICLE I


                                      NAME

The name of the corporation shall be:  Sunlight Systems, Ltd.

                                   ARTICLE II

                               PERIOD OF DURATION


This corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the Sate of Nevada unless dissolved according to law.

                                  ARTICLE III

                              PURPOSES AND POWERS

1.  Purposes.

Except as restricted by these Articles of Incorporation, the corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada General Corporation Law.
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2.      General Powers.

Except as restricted by these Articles of Incorporation, the corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada General Corporation Law.

3.      Issuance of Shares.

The board of directors of the corporation may divide and issue any class of stock of the corporation in series pursuant to a resolution properly filed with the Secretary of State of the Sate of Nevada.

                                   ARTICLE IV

                                 CAPITAL STOCK

The authorized capital of this Corporation shall be 50,000,000 shares allocated as follows: (A) The aggregate number of common shares which this corporation shall have authority to issue is: 45,000,000 $0.0001 par value shares, which shares shall be designated "Common Stock"; and (B) The aggregate number of preferred shares which this corporation shall have authority to issue is 5,000,000 $0.0001 par value shares, which shares shall be designated "Preferred Stock".

1.      Dividends.
        Dividends in cash, property, common stock or other securities of the corporation may be paid upon the Common or Preferred Stock, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

2.      Distribution in Liquidation.
        Upon any liquidation, dissolution of winding up of the corporation, and after payment or adequately providing for the payment of all its

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     obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

3.   Voting Rights; Cumulative Voting.

     Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of the Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. One-third (1/3) of the Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation. When, with respect to any action to be taken by shareholders of this corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding Common Stock, of the Common Stock entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such Common Stock or class or series thereof. Except as otherwise provided by these Articles of Incorporation or the Nevada General Corporation Law, if a quorum is present, the affirmative vote of a majority of the Common Stock or Common Stock equivalent represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

4.   Denial of Preemptive Rights.

     No holder of any securities of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any

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     securities of the corporation, including securities held in the treasury of the corporation.

5.   Preferred Stock.

     I. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Nevada as required by law.

     II.   Each series of Preferred Stock

          A.   may have such number of shares;

          B. may have such voting powers, full or limited, or may be without voting powers;

          C. may be subject to redemption at such time or times and at such prices;

          D. may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

          E. may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;

          F. may be made convertible into, or exchangeable for, shares of any other class or

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          classes or of any other series of the same or any other
          class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments;

          G. may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

          H. may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by this corporation or any subsidiary of any outstanding stock of this corporation; and

          I. may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

     all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

     III. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or

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     purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and subject to any filing required by law.

                                   ARTICLE V

                     TRANSACTIONS WITH INTERESTED DIRECTORS


No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     I. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     II. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such

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     contract or transaction by vote or written consent; or

     III. The contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                   ARTICLE VI

                             CORPORATE OPPORTUNITY


The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officer, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this

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corporation (other than an officer, director or member of management)
from any duties, which he may have to this corporation.

                                  ARTICLE VII

                                INDEMNIFICATION


The corporation shall indemnify its directors, officers, employees and agents to the maximum extent and in accordance with the provisions of the Nevada General Corporation Law, now existing or as hereinafter amended.

A unanimous vote of each class of securities of this corporation entitled to vote shall be required to amend this article.

                                  ARTICLE VIII

                ELIMINATION AND LIMITATION OF PERSONAL LIABILITY


No director of the corporation shall have any personal liability to the corporation or its shareholders for monetary damages, for breach of fiduciary duty as a director except for:

     I. Any breach of the director's duty of loyalty to the corporation or to its shareholders;

     II. acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     III.   acts specified in the Nevada General Corporation Law;

     IV. or any transaction from which the director derived an improper personal benefit.

                                   ARTICLE IX

                                   AMENDMENTS


The corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Nevada General Corporation Law.

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                                   ARTICLE X

                        ADOPTION AND AMENDMENT OF BYLAWS

The initial Bylaws of the corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, but the holders of Common Stock may also alter, amend or repeal the Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE XI

                     REGISTERED OFFICE AND REGISTERED AGENT

The address of the initial registered office of the corporation is 55 South Center Street, Reno, Nevada, 89501, and the name of the initial registered agent at such address is Alfred Osborne. Either the registered office or the registered agent may be changed in the manner permitted by law.

                                  ARTICLE XII

                           INITIAL BOARD OF DIRECTORS

The number of directors of the corporation shall be fixed by the Bylaws of the corporation, except the initial Board of Directors shall consist of one director. The name and address of the person who shall serve as directors until the first annual meeting of shareholders or until his, her or their successors are elected and shall qualify are as follows:

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     Name                  Address
     ----                  -------
     Patricia E. Johnston  5222 South Holly
                           Greenwood Village, Colorado 80111



                                  ARTICLE XIII

                                  INCORPORATOR

The name and address of the incorporator is as follows:

     Name                  Address
     ----                  -------
     Paul H. Metzinger     3236 Jellison Street
                           Wheat Ridge, Colorado 80202


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IN WITNESS WHEREOF, the above named incorporator has signed these Articles of
Incorporation this 21st  day of June, 1996.

                         /s/ Paul H. Metzinger
                         ---------------------
                         Paul H. Metzinger


STATE OF COLORADO        )
                         )  ss.
COUNTY OF DENVER         )

I, Kristi J. Kampmann, a Notary Public, hereby certify that on the 21st day of June, 1996, personally appeared before me, Paul H. Metzinger, who being by me first duly sworn declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set may hand and seal on the date herein before mentioned.

My commission expires:  April 18, 2000

(S E A L)
                         /s/ Kristi J. Kampmann
                         ----------------------
                         Kristi J. Kampmann

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